     As filed with the Securities and Exchange Commission on June 26, 2001

                                                      Registration No. 333-61385
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            POST-EFFECTIVE AMENDMENT

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                            KINDRED HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                  61-1323993
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)


                            680 South Fourth Street
                           Louisville, KY 40202-2412


             (Address of Registrant's Principal Executive Offices)

                             ---------------------

                          THC Retirement Savings Plan
                            (Full Title of the Plan)

                             ---------------------

                            M. Suzanne Riedman, Esq.
                   Senior Vice President and General Counsel
                            Kindred Healthcare, Inc.
                            680 South Fourth Street
                           Louisville, KY 40202-2412
                                 (502) 596-7300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                             ---------------------

                     with copies of all correspondence to:

                             Arthur H. Kohn, Esq.
                      Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                              New York, NY  10006
                                (212) 225-2466

                            DEREGISTRATION OF SHARES

          Kindred Healthcare, Inc. (formerly Vencor, Inc.), a Delaware corporation (the "Company"), has previously filed a Registration Statement on Form S-8, Registration No. 333-61385, filed with the Securities and Exchange Commission on August 13, 1998 (the "Registration Statement"), to register 400,000 shares of the Company's former common stock, par value $0.25 per share (the "Shares"), for issuance pursuant to the THC Retirement Savings Plan (the "THC Plan"). The THC Plan was merged into the Vencor Retirement Savings Plan (the "Vencor Plan") on December 31, 1999. As of the date this Post-Effective Amendment is filed, no Shares have been issued under the THC Plan.

          On September 13, 1999, the Company and substantially all of its subsidiaries filed voluntary petitions for protection under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On March 1, 2001, the Bankruptcy Court approved the Company's fourth amended plan of reorganization filed with the Bankruptcy Court on December 14, 2000, as modified at the confirmation hearing (the "Amended Plan"). The order confirming the Amended Plan was signed on March 16, 2001 and entered on the docket of the Bankruptcy Court on March 19, 2001. The Amended Plan became effective on April 20, 2001. In connection with its emergence, the Company also changed its name to Kindred Healthcare, Inc.

          In connection with the bankruptcy, all Shares were cancelled under the terms of the Amended Plan. In addition, the Company ceased offering the Shares as an investment alternative under the THC Plan during 1999. Pursuant to the Company's undertaking in the Registration Statement, this Post-Effective Amendment is being filed by the Company to deregister 400,000 Shares, which constitute all of the securities registered pursuant to the Registration Statement but remaining unissued under the THC Plan as of the date this Post-Effective Amendment is filed. All remaining unissued Shares under the Vencor Plan are being deregistered separately on a post-effective amendment to Registration No. 333-64897.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky, on the 26th day of June, 2001.

                                   KINDRED HEALTHCARE, INC.



                                       /s/ Richard A. Lechleiter
                                       -----------------------------------------
                                   By: Richard A. Lechleiter
                                       Vice President, Finance, Corporate
                                       Controller and Treasurer

          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by each of the following persons in the capacities indicated, on the 26th day of June, 2001.

             Signature                                              Title
             ---------                                              -----

        /s/ Edward L. Kuntz
-----------------------------------
          Edward L. Kuntz               Chairman of the Board, Chief Executive Officer and President
                                                        (Principal Executive Officer)

/s/ James Bolin
-----------------------------------
James Bolin                                                       Director

/s/ Garry N. Garrison
-----------------------------------
Garry N. Garrison                                                 Director

/s/ Isaac Kaufman
-----------------------------------
Isaac Kaufman                                                     Director

/s/ John H. Klein
-----------------------------------
John H. Klein                                                     Director

/s/ David Tepper
-----------------------------------
David Tepper                                                      Director

/s/ Richard A. Schweinhart
-----------------------------------
Richard A. Schweinhart                        Senior Vice President and Chief Financial Officer
                                                        (Principal Financial Officer)

/s/ Richard A. Lechleiter
-----------------------------------
Richard A. Lechleiter                    Vice President, Finance, Corporate Controller and Treasurer
                                                       (Principal Accounting Officer)